EXHIBIT 10.12

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS, CONTAINED IN PARAGRAPH V HEREOF, WITH RESPECT TO THEIR TRANSFER.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                               GOLDEN OIL COMPANY

RIGHT TO PURCHASE
250,000 SHARES
OF COMMON STOCK

SUMMARY

      This Warrant certifies that, for value received, Ralph T. McElvenny, Jr. ("Holder") is entitled to subscribe for and to purchase, at any one time and from time to time, from Golden Oil Company, a Delaware corporation (the "Company"), 250,000 shares of the Company's common stock, par value $.01 per share (such common stock, including any securities into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the purchase price of $.20 per share (the "Exercise Price") payable throughout the Exercise Period as defined below, subject to adjustment as provided herein.

      Any purchase hereunder shall be complete upon the delivery to the Company, or its duly appointed escrow agent, of the Exercise Price set forth herein, paid by bank draft or personal check of Holder (or the personal representative or transferee thereof) together with written notification of exercise of purchase rights under this Warrant and of the number of shares purchased. The expiration date shall be March 15, 2006 at 5:00 p.m. local Houston, Texas time.

      This Warrant is subject to the following provisions, terms and conditions:

I.    EXERCISE OF WARRANTS

      A. EXERCISE OF WARRANTS. This Warrant may be exercised by the Holder (or by his duly appointed personal representative or by any transferee in accordance with Section V hereof) in whole or in part, subject to the provisions hereof (but not as to a fractional share of Common Stock), by (a) presentation of this Warrant and its surrender hereof, at the principal office of the Company at 550 Post Oak Boulevard, Suite 550, Houston, Texas 77027 (or such other office or escrow agency of the Company as may be designated by notice in writing to the Holder delivered to the address of the Holder appearing on the books of the Company) with appropriate written notice (containing
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substantially similar information as in the suggested form of notice attached hereto) duly executed, at any time or times within the period beginning March 29, 1996 and expiring at 5:00 p.m. local Houston, Texas time on March 15, 2006 (the "Exercise Period") and (b) payment to the Company by bank draft or personal check of the Exercise Price for such shares.

      The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business at 5:00 p.m. local Houston, Texas time on the date on which this Warrant is presented for surrender (in whole or in part) and payment is made for such shares of Common Stock (the "Exercise Date"). Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section II(A), shall be delivered to the Holder against payment if certificates are held ready by the Company or in escrow, and in no event later than three (3) days after the Exercise Date. Unless this Warrant has then expired, upon exercise a receipt issued by or on behalf of the Company shall be delivered to the Holder confirming the number of shares exercised and the number of shares which remain unexercised. A new Warrant representing the number of shares of Common Stock, if any, in respect of which this Warrant shall not have been exercised shall be delivered to the Holder against payment on the Exercise Date, if practicable, and in no event later than three (3) days after this Warrant shall have been exercised in part.

II.   ADJUSTMENTS

      A. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES SUBJECT TO WARRANT. The number of shares of Common Stock issuable pursuant to this Warrant and the Exercise Price per share of Common Stock shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from the subdivision or combination of shares or other capital adjustments, or the payment of any stock dividend after the date of issuance of this Warrant, or other increase or decrease in such shares effected without receipt of fair market value consideration by the Company; PROVIDED, HOWEVER, that no adjustment shall be made unless the aggregate effect of all such increases and decreases occurring in any one fiscal year after the date of this Warrant will increase or decrease the number of issued and outstanding shares of Common Stock of the Company by one percent or more; and, PROVIDED FURTHER, that the right to purchase fractional shares of Common Stock resulting from any such adjustment shall be eliminated and fractional shares of Common Stock resulting from any such adjustment shall be redeemed by the Company for cash payment of the fair market value for such redeemed fractional share, as determined by the Board of Directors. Adjustments under this Section II(A) shall be made in good faith by the Board of Directors.
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      B.    STATEMENT  ON  WARRANT  CERTIFICATES.  This  Warrant  need  not be amended or modified because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of this Warrant.

      C. NOTICE OF ADJUSTMENT. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable hereunder, the Company shall forthwith give written notice to the Holder stating the Exercise Price of the Warrant as adjusted and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Company, acting in good faith, shall determine this calculation.

III.  RESERVATION AND AUTHORIZATION OF COMMON STOCK

      The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free of all transfer taxes, liens and charges with respect to the issue thereof; (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise of this Warrant; and (c) that the Company will, at its own expense, take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of this Warrant be so issued without violation of any applicable law or regulation, or any requirement of any securities exchange upon which any capital stock of the Company may be listed.

IV.   LIMITED RIGHTS OF HOLDER

      This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed. No dividends are payable or will accrue on this Warrant or the shares purchasable hereunder until, and except to the extent that, this Warrant is exercised.

V.    RESTRICTIONS ON TRANSFER

      Subject to the provisions of this Section V, this Warrant is transferable in whole or in part. The Company, however, may treat the registered Holder as the owner hereof for all purposes until this Warrant shall have been surrendered for transfer as hereinafter provided. Upon surrender of this Warrant duly executed by the Holder, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall thereupon be canceled.
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     This Warrant is not transferable directly or indirectly, in whole or in part, except (a) in compliance with applicable federal and state securities laws, including but not limited to, the Securities Act of 1933, as amended, and
(b) for which the Company is provided an opinion of counsel to the Holder, reasonably satisfactory to the Company, to the effect that such transfer does not violate applicable securities laws.

VI.   CLOSING OF BOOKS

      The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock of other securities issuable upon the exercise of this Warrant in any manner which interferes with requirements for the timely provisions for exercise, receipt and delivery set forth herein.

VII.  WARRANT EXCHANGEABLE; LOSS, THEFT

      This Warrant is exchangeable, upon the surrender hereof by any Holder at the office or agency of the Company referred to in Section I, for a new Warrant or Warrants of like tenor representing in the aggregate the right to subscribe for and to purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and to purchase such number of shares of Common Stock as shall be designated by such Holder at the time of such surrender. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, or upon surrender or cancellation of this Warrant, the Company will issue to the Holder a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder. For purposes of this Section VII, the sworn affidavit by the Holder of the loss, theft, destruction or mutilation of this Warrant shall be deemed evidence thereof satisfactory to the Company.

VIII. RECOGNITION OF HOLDER

      Prior to due presentment for registration of transfer of this Warrant, the Company may treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

IX.  NOTICE AND EFFECT OF DISSOLUTION, ETC.

      Incase a voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a merger or consolidation covered by Section XI hereof) is at any time proposed, the Company shall give at least 30 days' prior

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written notice to the Holder. Such notice shall contain information including, but not limited to: (1) the date on which the transaction is to take place; (2) the record date (which shall be at least forty (40) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (3) a description of the transaction; (4) a description of the distributions to be made to holders of Common Stock as a result of the transaction; and (5) an estimate of the fair value of the distributions. On the date of consummation of such transaction, if, as and when it actually occurs, this Warrant and all rights hereunder shall terminate.

X.    METHOD OF GIVING NOTICE

      Notices by or on behalf of the Company to Holder (and any transferee or assignee of Holder) shall be given by registered mail, return receipt requested, addressed to the address thereof appearing in the records of the Company.

XI.   MERGERS, CONSOLIDATIONS

      If the Company shall merge or consolidate with another corporation or entity, the Holder shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately before such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation):

      Dated as of approval and adoption by the Board of Directors of the Company on March 29, 1996.

                                                Golden Oil Company


                                                By:   /s/JEFFREY V. HOUSTON
                                                      Jeffrey V. Houston
                                                      Vice President and
                                                      Chief Financial Officer
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